UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 20, 2016

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entering into a Material Definitive Agreement

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission on February 9, 2016, RiceBran Technologies (“Company”) entered into a Voting Agreement and Irrevocable Proxy (“Voting Agreement”) effective February 8, 2016, with Arvind Narula and Youji Company Limited (together, “Shareholders”) and the Company’s Chief Executive Officer, as proxyholder (“Proxyholder”).  The Voting Agreement set forth how Shareholders’ shares in the Company would be voted by Proxyholder.  At the request of the Shareholders, on June 20, 2016, the Voting Agreement was amended to provide that Shareholders’ shares would be voted as recommended by the Company’s Board of Directors at the Company’s 2016 annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: June 24, 2016	By:	/s/ W. John Short
W. John Short
Chief Executive Officer
(Duly Authorized Officer)